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                                                                    Exhibit 10.3

                    COLLEGIS, INC. 2002 STOCK INCENTIVE PLAN

ARTICLE 1.  ESTABLISHMENT, OBJECTIVES AND DURATION

         1.1 ESTABLISHMENT OF THE PLAN. Collegis, Inc., a Delaware corporation, has adopted this "Collegis, Inc. 2002 Stock Incentive Plan." Capitalized terms used herein will have the meanings given to them in Article 2. The Plan permits the grant of Nonqualified Stock Options, Incentive Stock Options, Stock Appreciation Rights, Restricted Stock, and Performance Shares. In addition, the Plan provides the opportunity for the deferral of the payment of salary, bonuses and other forms of incentive compensation.

         1.2 OBJECTIVES OF THE PLAN. The Plan's objectives are to optimize the profitability and growth of the Company through long-term incentives that are consistent with the Company's objectives and that link Participants' interests to those of the Company's stockholders; to provide Participants with an incentive for excellence in individual performance; to promote teamwork among Participants; and to give the Company a significant advantage in attracting and retaining officers, key employees and directors.

         1.3  EFFECTIVE DATE AND TERM OF THE PLAN.

                  (a) The Plan will be effective on the effective date of the Company's Registration Statement on Form S-1 for the initial public offering of the Company's Common Stock. No Option granted under the Plan may be exercised, and no Shares will be issued under the Plan until the Company's stockholders approve the Plan. The Board (or its delegate) may grant Awards and issue Shares under the Plan at any time after the Effective Date and before the termination of the Plan.

                  (b) Subject to earlier termination pursuant to Section 13.1, the Plan will terminate upon the earliest of (i) the tenth anniversary of the Effective Date, (ii) the tenth anniversary of the date the Company's stockholders approve the Plan, or (iii) the date on which all Shares available for issuance under the Plan have been issued pursuant to the exercise of Options or the Award of Shares (whether vested or unvested) under the Plan. Upon such Plan termination, all Awards outstanding under the Plan will continue to have full force and effect in accordance with the terms of the Award Agreement evidencing such Award.

ARTICLE 2.  DEFINITIONS

         Whenever used in the Plan, the following terms have the meanings set forth below, and when the meaning is intended, the initial letter of the word will be capitalized:

         "ADVISOR" means a consultant, advisor or other independent service provider to any of the Company Parties, or an individual who is not an Employee but is an employee of one of the Company Parties.

         "AFFILIATE" means any corporation that is a parent or subsidiary corporation (as Code Sections 424(e) and (f) define those terms) with respect to the Company.

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         "AWARD" means, individually or collectively, a grant under this Plan to a Participant of Nonqualified Stock Options, Incentive Stock Options, Stock Appreciation Rights, Restricted Stock, or Performance Shares.

         "AWARD AGREEMENT" means an agreement entered into by the Company and a Participant setting forth the terms and provisions applicable to an Award or Awards granted to the Participant.

         "BOARD" or "BOARD OF DIRECTORS" means the Board of Directors of the Company.

         "CAUSE" will have the meaning set forth in any employment, consulting, or other agreement between any of the Company Parties and the Participant. If there is no employment, consulting, or other agreement between any of the Company Parties and the Participant, or if such agreement does not define "Cause," then "Cause" will mean the Participant's (i) theft or embezzlement, or attempted theft or embezzlement, of money or property of any of the Company Parties, perpetration or attempted perpetration of fraud, or participation in a fraud or attempted fraud, on any of the Company Parties, or unauthorized appropriation of, or attempt to misappropriate, any tangible or intangible assets or property of any of the Company Parties, (ii) act or acts of disloyalty, moral turpitude or material misconduct that is injurious to the interest, property, value, operations, business or reputation of any of the Company Parties, or conviction of a crime that results in injury to any of the Company Parties or (iii) repeated refusal (other than by reason of Disability) to carry out reasonable instructions from his or her superiors or the Board.

         "CHANGE IN CONTROL" means the occurrence of any of the following events:

                  (a) An acquisition after the Effective Date by a Person of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (a) the then outstanding shares of common stock of the Company (the "OUTSTANDING COMPANY COMMON STOCK") or (b) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "OUTSTANDING COMPANY VOTING SECURITIES"); excluding, however, the following: (i) any acquisition directly from the Company, other than an acquisition by virtue of the exercise of a conversion privilege unless the security being so converted was itself acquired directly from the Company or approved by the Incumbent Board (as defined below), (ii) any acquisition by the Company, (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any entity controlled by the Company, (iv) any acquisition by an underwriter temporarily holding Company securities pursuant to an offering of such securities, or (v) any acquisition pursuant to a transaction that complies with clauses (i), (ii) and (iii) of subsection (c) of this definition; or

                  (b) A change in the composition of the Board such that the individuals who, as of the Effective Date, constitute the Board (such Board shall be hereinafter referred to as the "INCUMBENT BOARD") cease for any reason to constitute at least a majority of the Board; provided, however, for purposes of this Section, that any individual who becomes a member of the Board subsequent to the Effective Date, whose election, or nomination


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         for election by the Company's share owners, was approved by a vote of at least a majority of those individuals who are members of the Board and who were also members of the Incumbent Board (or deemed to be such pursuant to this proviso), either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without written objection to such nomination shall be considered as though such individual were a member of the Incumbent Board; but, provided further, that any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board shall not be so considered as a member of the Incumbent Board; or

                  (c) Consummation of a reorganization, merger or consolidation (or similar transaction), a sale or other disposition of all or substantially all of the assets of the Company, or the acquisition of assets or stock of another entity ("CORPORATE TRANSACTION"); in each case, unless immediately following such Corporate Transaction (i) all or substantially all of the individuals and entities who are the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Corporate Transaction will beneficially own, directly or indirectly, more than 60% of, respectively, the outstanding shares of common stock, and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Corporate Transaction (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Corporate Transaction, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (ii) no Person (other than the Company, any employee benefit plan (or related trust) of the Company or such corporation resulting from such Corporate Transaction) will beneficially own, directly or indirectly, 20% or more of, respectively, the outstanding shares of common stock of the corporation resulting from such Corporate Transaction or the combined voting power of the outstanding voting securities of such corporation entitled to vote generally in the election of directors, except to the extent that such ownership existed prior to the Corporate Transaction, and (iii) individuals who were members of the Incumbent Board at the time of the Board's approval of the execution of the initial agreement providing for such Corporate Transaction will constitute at least a majority of the members of the board of directors of the corporation resulting from such Corporate Transaction; or

                  (d) The approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.

However, in no event will a Change in Control be deemed to have occurred, with respect to a Participant, if the Participant is part of a purchasing group that consummates the Change in Control transaction. A Participant will be deemed "part of a purchasing group" for purposes of the preceding sentence if the Participant is an equity participant in the purchasing company or group (except:
(i) passive ownership of less than 2% of the stock of the purchasing company; or


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(ii) ownership of equity participation in the purchasing company or group that is otherwise not significant, as determined prior to the Change in Control by a majority of the non-employee continuing Directors).

         "CODE" means the Internal Revenue Code of 1986, as amended from time to time.

         "COMMITTEE" means, as specified in Article 3, the Compensation Committee of the Board or such other committee as may be appointed by the Board to administer the Plan.

         "COMMON STOCK" means the Company's Common Stock, par value $0.01 per share.

         "COMPANY" means Collegis, Inc., a Delaware corporation, and any successor thereto as provided in Article 15.

         "COMPANY PARTIES" means, collectively and without duplication, the Company and any of its Affiliates.

         "DESIGNATED BENEFICIARY" means the Person or Persons the Participant designates (who may be designated contingently or successively) from time to time on a signed form prescribed by the Board, filed with the Company during the Participant's lifetime, as the beneficiary of any amounts or benefits the Participant owns or is to receive under the Plan. Each beneficiary designation will revoke all prior designations by the same Participant. If the Participant has not designated a beneficiary under the Plan, or if the Participant's Designated Beneficiary is not living on the relevant date hereunder, the Company will treat the Participant's estate as the Designated Beneficiary.

         "DIRECTOR" means any individual who is a member of the Board of Directors.

         "DISABILITY" will have the meaning set forth in any employment, consulting, or other agreement between any of the Company Parties and the Participant. If there is no employment, consulting, or other agreement between any of the Company Parties and the Participant, or if such agreement does not define "Disability," then "Disability" will mean (i) any permanent physical or mental incapacity or disability rendering the Participant unable or unfit to perform effectively the duties and obligations of the Participant's Service, or
(ii) any illness, accident, injury, physical or mental incapacity or other disability, which condition has rendered the Participant unable or unfit to perform effectively the duties and obligations of the Participant's Service for a period of at least 90 days in any 12-consecutive month period, in either case, as determined in the Committee's good faith judgment.

         "EFFECTIVE DATE" means the effective date of the Company's Registration Statement on Form S-1 for the initial public offering of the Company's Common Stock.

         "EMPLOYEE" means a person employed by the Company or an Affiliate in a common law employee-employer relationship.

         "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended from time to time, or any successor act thereto.


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         "EXERCISE PRICE" means the price at which a Share may be purchased by a
Participant pursuant to an Option.

         "FAIR MARKET VALUE" means as of any given date: (i) the average of the high and low trading prices of the Common Stock on the national securities exchange on which the Common Stock is listed (if the Common Stock is so listed) or on the Nasdaq Stock Market (if the Common Stock is regularly quoted on the Nasdaq Stock Market); (ii) if not so listed or regularly quoted, the mean between the closing bid and asked prices of publicly traded Common Stock in the over-the-counter market; and (iii) if such bid and asked prices are not available, as reported by any nationally recognized quotation service selected by the Committee or as determined by the Committee. Notwithstanding the foregoing, for Awards granted in connection with, and as of the effective date of the Company's Registration Statement on Form S-1 for the initial public offering of the Company's Common Stock, "Fair Market Value" will be the "Price to Public" as set forth in the final prospectus filed with the Securities and Exchange Commission pursuant to Rule 424 under the Securities Act.

         "GOOD REASON" will have the meaning set forth in any employment, consulting, or other agreement between any of the Company Parties and the Participant. If there is no employment, consulting, or other agreement between any of the Company Parties and the Participant, or if such agreement does not define "Good Reason," then "Good Reason" will mean the Company, without the Participant's consent: (a) materially breaches any employment agreement, (b) materially reduces the Participant's base salary, (c) assigns the Participant to a position, responsibilities or duties of a materially lesser status or degree of responsibility than the Participant's position, responsibilities or duties as of the date of the applicable Award Agreement, or (d) requires that Participant be based anywhere other than the Participant's location or locations of employment duties as of the date of the applicable Award Agreement.

         "INCENTIVE STOCK OPTION" or "ISO" means an option to purchase Shares granted under Article 6 that is designated as an Incentive Stock Option and that is intended to meet the requirements of Code Section 422.

         "NONQUALIFIED STOCK OPTION" or "NQSO" means an option to purchase Shares granted under Article 6 that is not intended to meet the requirements of Code Section 422.

         "OPTION" means an Incentive Stock Option or a Nonqualified Stock Option, as described in Article 6.

         "PARTICIPANT" means a Person who has been selected to receive an Award under the Plan pursuant to Section 5.2, or who has an outstanding Award granted under the Plan.

         "PERFORMANCE-BASED EXCEPTION" means the performance-based exception from the tax deductibility limitations of Code Section 162(m) and any regulations promulgated thereunder.

         "PERFORMANCE PERIOD" means the time period during which performance objectives must be met in order for a Participant to earn Performance Shares granted under Article 9.


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         "PERFORMANCE SHARE" means an Award with an initial value equal to the
Fair Market Value on the date of grant that is based on the Participant's attainment of performance objectives, as described in Article 9.

         "PERSON" has the meaning ascribed to that term in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, including a "group" as defined in Section 13(d) thereof.

         "PLAN" means the Collegis, Inc. 2002 Stock Incentive Plan, as set forth in this document.

         "RESTRICTION PERIOD" means the period during which the transfer of Shares of Restricted Stock is limited in some way (based on the passage of time, the achievement of performance objectives, or the occurrence of other events as determined by the Committee, at its discretion), and/or the Restricted Stock is not vested.

         "RESTRICTED STOCK" means a contingent grant of stock awarded to a Participant pursuant to Article 8.

         "RETIREMENT" will have the meaning set forth in any employment, consulting, or other agreement between any of the Company Parties and the Participant. If there is no employment, consulting, or other agreement between any of the Company Parties and the Participant, or if such agreement does not define "Retirement," then "Retirement" will mean the normal retirement age specified under the Company's tax-qualified retirement plan.

         "SECURITIES ACT" means the Securities Act of 1933, as amended from time to time, or any successor act thereto.

         "SERVICE" means the provision of services in the capacity of (i) an Employee, (ii) a non-employee member of the Company's Board or the board of directors of any of the Company Parties, or (iii) an Advisor.

         "SHARES" means the shares of the Company's Common Stock underlying an Award or acquired pursuant to an Award.

         "STOCK APPRECIATION RIGHT" or "SAR" means an Award, granted alone or in connection with a related Option, designated as an SAR pursuant to the terms of
Article 7.

         "TEN PERCENT OWNER" means an individual who, at the time an Award is granted under this Plan, owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any Affiliate.

ARTICLE 3.  ADMINISTRATION

         3.1 PLAN ADMINISTRATION. The Plan will be administered by the Compensation Committee of the Board, or by any other Committee appointed by the Board, which Committee (unless otherwise determined by the Board) will satisfy:
(a) the "outside director" provisions of Code Section 162(m), or any successor regulation or provision and (b) the "non-employee director" provisions of Rule 16b-3 promulgated under the Exchange Act. The members of the


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Committee will be appointed from time to time by, and serve at the discretion of, the Board of Directors. The Committee will act by a majority of its members at the time in office and eligible to vote on any particular matter, and Committee action may be taken either by a vote at a meeting or in writing without a meeting.

         3.2 AUTHORITY OF THE COMMITTEE. Except as limited by law and subject to the provisions of this Plan, the Committee will have full power to: select eligible persons to participate in the Plan; determine the sizes and types of Awards; determine the class of the Company's Shares to which an Award relates; determine the terms and conditions of Awards in a manner consistent with the Plan; construe and interpret the Plan and any agreement or instrument entered into under the Plan; establish, amend or waive rules and regulations for the Plan's administration; and (subject to the provisions of Article 13) amend the terms and conditions of any outstanding Award to the extent they are within the discretion of the Committee as provided in the Plan. Further, the Committee will make all other determinations that may be necessary or advisable to administer the Plan. As permitted by law and consistent with Section 3.1, the Committee may delegate some or all of its authority under the Plan.

         3.3 DECISIONS BINDING. All determinations and decisions made by the Committee pursuant to the provisions of the Plan will be final, conclusive and binding on all persons, including, without limitation, the Company, its Board of Directors, its stockholders, all Affiliates, Participants and their estates and beneficiaries.

         3.4 AUTHORITY OF DESIGNATED OFFICERS. Notwithstanding any provision of the Plan to the contrary, the Company may, by resolution of the Board, authorize one or more officers of the Company or any Affiliate to designate Employees to receive Awards under the Plan and to determine the number of Shares subject to such Awards; provided, however, that the resolution authorizing any officer or officers must specify the total number of Shares subject to Awards that the officer or officers may award. No officer of officer may designate himself or herself or a Director as a recipient of an Award pursuant to this Section 3.4.

ARTICLE 4.  SHARES SUBJECT TO THE PLAN AND MAXIMUM AWARDS

         4.1 NUMBER OF SHARES AVAILABLE FOR AWARDS. Subject to adjustment as provided below and in Section 4.3, the maximum number of Shares that may be issued or transferred to Participants under the Plan will be 2,500,000; provided that, beginning January 1, 2003, and effective each January 1 thereafter, the maximum number of Shares that may be issued or transferred to Participants under the Plan will increase by an amount equal to two percent (2%) of the number of Company Shares then outstanding (on a fully-diluted basis, counting all Shares subject to Awards under this Plan as outstanding). Notwithstanding the foregoing, the maximum number of Shares that may be issued or transferred to Participants as Incentive Stock Options is 2,500,000, and the maximum number of Shares that may be issued or transferred to Participants under Restricted Stock is 2,500,000. The maximum number of Shares and Share equivalent units that may be granted during any calendar year to any one Participant under all types of Awards available under the Plan is 2,000,000 (on an aggregate basis); the foregoing limit will apply whether the Awards are paid in Shares or in cash. All limits described in this Section 4.1 are subject to adjustment as provided in
Section 4.3


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         4.2  LAPSED AWARDS. If any Award granted under this Plan is canceled, terminates, expires or lapses for any reason, any Shares subject to the Award will again be available for the grant of an Award under the Plan.

         4.3  ADJUSTMENTS IN AUTHORIZED SHARES.

                  (a) If the Shares, as currently constituted, are changed into or exchanged for a different number or kind of shares of stock or other securities of the Company or of another corporation (whether because of merger, consolidation, recapitalization, reclassification, split, reverse split, combination of shares, or otherwise) or if the number of Shares is increased through the payment of a stock dividend, then the Committee will substitute for or add to each Share previously appropriated, later subject to, or which may become subject to, an Award, the number and kind of shares of stock or other securities into which each outstanding Share was changed for which each such Share was exchanged, or to which each such Share is entitled, as the case may be. The Committee, in its sole discretion, also may amend outstanding Awards as to price and other terms, to the extent necessary to reflect the events described above. If there is any other change in the number or kind of the outstanding Shares, of any stock or other securities into which the outstanding Shares have been changed, or for which they have been exchanged, the Committee, in its sole discretion, may adjust any Award already granted or which may be afterward granted.

                  (b) Fractional Shares resulting from any adjustment in Awards pursuant to this Section 4.3 may be settled in cash or otherwise as the Committee determines. The Company will give notice of any adjustment to each Participant who holds an Award that has been adjusted and the adjustment (whether or not such notice is given) will be effective and binding for all Plan purposes.

ARTICLE 5.  ELIGIBILITY AND PARTICIPATION

         5.1 ELIGIBILITY. The following persons are eligible to receive Awards under this Plan:

                  (a) any Employee;

                  (b) any Advisor; and

                  (c) any non-employee member of the Company's Board or the board of directors of any of the Company Parties.

         5.2 ACTUAL PARTICIPATION. Except as provided in Section 3.4, the Committee will determine, within the limits set forth below, those eligible persons to whom it will grant Awards. Each eligible person who has been selected to receive an Award will become a Participant in the Plan upon execution of an Award Agreement.

ARTICLE 6.  STOCK OPTIONS

         6.1 GRANT OF OPTIONS. Subject to the terms and provisions of the Plan, the Committee may grant Options to any Employee, Advisor or non-Employee Director in the


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number, and upon the terms, and at any time and from time to time, as the
Committee determines and set forth in the Award Agreement.

         6.2 AWARD AGREEMENT. Each Option grant will be evidenced by an Award Agreement that specifies the duration of the Option, the number of Shares to which the Option pertains, the class of the Company's Common Stock to which the Option pertains, the manner, time, and rate of exercise and/or vesting of the Option, and such other provisions as the Committee determines. The Award Agreement will also specify whether the Option is intended to be an ISO or an NQSO, and whether reload options will be granted.

         6.3 EXERCISE PRICE. Each Option grant and Award Agreement will specify the Exercise Price for each Share subject to an Option, which Exercise Price will be determined by the Committee and, if the Option is an ISO, will be at least 100% of the Share's Fair Market Value on the date the Option is granted. If the Option is an ISO and the Employee to whom the Option is granted is a Ten Percent Owner, the Exercise Price for each Share subject to an Option will be at least 110% of the Share's Fair Market Value on the date the Option is granted.

         6.4 DURATION OF OPTIONS. Each Option will expire at the time determined by the Committee at the time of grant and specified in the Award Agreement, but no later than the tenth anniversary of the date of grant.

         If the Option is an ISO and the Employee to whom the Option is granted is a Ten Percent Owner, the Option will expire upon the earlier of (i) the time specified by the Committee in the Award Agreement, or (ii) the fifth anniversary of the date of grant.

         6.5 DIVIDEND EQUIVALENTS. The Committee may, but shall not be required to, grant payments in connection with Options that are equivalent to dividends declared and paid on the Shares underlying the Options. Such dividend equivalent payments may be made in cash or in Shares, upon such terms as the Committee, in its sole discretion, deems appropriate.

         6.6 EXERCISE OF OPTIONS. Options will be vested and exercisable at such times and be subject to such restrictions and conditions as the Committee in each instance approves, which need not be the same for each Award or for each Participant, and sets forth in the Award Agreement.

         6.7 PAYMENT. The holder of an Option may exercise the Option only by delivering a written notice of exercise to the Company setting forth the number of Shares as to which the Option is to be exercised, together with full payment at the Exercise Price for the Shares as to which the Option is exercised and any withholding tax relating to the exercise of the Option.

         The Exercise Price and any related withholding taxes shall be payable to the Company in full: (i) in cash, or its equivalent, in United States dollars; (ii) if permitted by the governing Award Agreement, by tendering, either by actual delivery or by attestation, of shares of Common Stock the Participant has held for a period sufficient to avoid a charge to the Company's earnings for financial reporting purposes, with such shares to be valued at the Fair Market Value on the date of exercise; or (iii) in any combination of cash, certified or cashier's check and shares of Common Stock described in clause
(ii).


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         The Committee may permit a Participant to elect to pay the Exercise
Price and any applicable withholding taxes through a special sale and remittance procedure pursuant to which the Participant concurrently provides irrevocable written instructions to (i) a Company-designated brokerage firm to effect the immediate sale of the purchased Shares and remit to the Company, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate Exercise Price payable for the purchased Shares plus all applicable federal, state and local income and employment taxes required to be withheld by the Company by reason of such exercise, and (ii) the Company to deliver the certificates for the purchased Shares directly to such brokerage firm in order to complete the sale. Cashless exercise must meet the requirements of the Federal Reserve Board's Regulation T and any applicable securities law restrictions.

         The Company will issue, in the name of the Participant (or, if applicable, the legatee(s), executor(s), personal representative(s), or distributee(s) of a deceased Participant), stock certificates representing the total number of Shares issuable pursuant to the exercise of any Option as soon as reasonably practicable after such exercise.

         6.8 RESTRICTIONS ON SHARE TRANSFERABILITY. The Committee may impose such restrictions on any Shares acquired through exercise of an Option as it deems necessary or advisable, including, without limitation, restrictions under applicable federal securities laws, under the requirements of any stock exchange or market upon which the Shares are then listed and/or traded, and under any blue sky or state securities laws applicable to the Shares.

         6.9 TERMINATION OF SERVICE. Each Option Award Agreement will set forth the extent to which the Participant has the right to exercise the Option after his or her termination of Service. These terms will be determined by the Committee in its sole discretion, need not be uniform among all Options, and may reflect, among other things, distinctions based on the reasons for termination of Service.

         6.10 NONTRANSFERABILITY OF OPTIONS. Except as otherwise provided in a Participant's Award Agreement, no Option granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, except as otherwise provided in a Participant's Award Agreement, all Options will be exercisable during the Participant's lifetime only by the Participant or his or her guardian or legal representative. The Committee may, in its discretion, require a Participant's guardian or legal representative to supply it with the evidence the Committee deems necessary to establish the authority of the guardian or legal representative to act on behalf of the Participant.

         6.11 RELOAD OPTIONS. The Committee may provide, at the time of grant of an Option, in its discretion, for the grant to a Participant who exercises all or any portion of an Option (the "EXERCISED OPTION") and who pays all or part of such Exercise Price with Shares, of an additional option (a "RELOAD OPTION") for a number of Shares equal to the sum (the "RELOAD NUMBER") of the number of Shares tendered or withheld in payment of such Exercise Price for the Exercised Option plus, if so provided by the Committee, the number of Shares, if any, tendered or withheld by the Participant or withheld by the Company in connection with the exercise of the Exercised Option to satisfy any federal, state or local tax withholding requirements. The terms of each Reload Option, including the date of its expiration and the terms and conditions of its exercisability and transferability, shall be the same as the terms of the


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Exercised Option to which it relates, except that (i) the grant date for each
Reload Option shall be the date of exercise of the Exercised Option to which it relates and (ii) the Exercise Price for each Reload Option shall be the Fair Market Value of the Common Stock on the grant date of the Reload Option.

         6.12 LIMITATION ON GRANT OF INCENTIVE STOCK OPTIONS. The Committee may grant Incentive Stock Options only to Employees. The Committee will not grant an Option under this Plan as an incentive stock option if it would cause the aggregate fair market value of stock with respect to which incentive options are exercisable by the Participant for the first time during a calendar year (under all plans of the Company and its Affiliates) to exceed $100,000.

ARTICLE 7.  STOCK APPRECIATION RIGHTS

         7.1 GRANT OF SARS. Subject to the terms and conditions of the Plan, the Committee may grant SARs to Employees, Advisors and/or non-employee Directors at any time and from time to time, as it determines. Within the limits of Article 4, the Committee will have sole discretion to determine the number of SARs granted to any Employee, Advisor and/or non-employee Director and, consistent with the provisions of the Plan, to determine the terms and conditions pertaining to SARs. The grant price of an SAR will equal the Fair Market Value of a Share on the date of grant, and will be specified in the Award Agreement.

         7.2 EXERCISE OF SARS. SARs may be exercised upon whatever terms and conditions the Committee, in its sole discretion, imposes and sets forth in the Award Agreement.

         7.3 AWARD AGREEMENT. Each SAR grant will be evidenced by an Award Agreement that specifies the grant price, the term of the SAR and such other provisions as the Committee determines.

         7.4 TERM OF SARS. The term of an SAR will be determined by the Committee, in its sole discretion and set forth in the Award Agreement, but may not exceed ten years.

         7.5 PAYMENT OF SAR AMOUNT. Upon exercise of an SAR, a Participant will be entitled to receive payment from the Company in an amount determined by multiplying:

                  (a) the excess (or some portion of the excess as determined at the time of the grant by the Committee and specified in the Award Agreement) if any, of the Fair Market Value on the date of exercise of the SAR over the grant price specified in the Award Agreement; by

                  (b) the number of Shares as to which the SAR is exercised.

         At the discretion of the Participant, the payment upon SAR exercise may be made in cash, in Shares of equivalent Fair Market Value or in some combination of the two.

         7.6 TERMINATION OF SERVICE. Each SAR Award Agreement will set forth the extent to which the Participant has the right to exercise the SAR after his or her termination of Service. These terms will be determined by the Committee in its sole discretion, need not be uniform


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among all SARs issued under the Plan, and may reflect, among other things, distinctions based on the reasons for termination of Service.

         7.7 NONTRANSFERABILITY OF SARS. Except as otherwise provided in a Participant's Award Agreement, no SAR may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, except as otherwise provided in a Participant's Award Agreement, all SARs will be exercisable during the Participant's lifetime only by the Participant or the Participant's guardian or legal representative. The Committee may, in its discretion, require a Participant's guardian or legal representative to supply it with evidence the Committee deems necessary to establish the authority of the guardian or legal representative to act on behalf of the Participant.

ARTICLE 8.  RESTRICTED STOCK

         8.1 GRANT OF RESTRICTED STOCK. Subject to the terms and provisions of the Plan, the Committee may, at any time and from time to time, grant Restricted Stock to Employees, Advisors, and/or non-employee Directors, in such amounts as the Committee determines.

         8.2 DEFERRAL OF COMPENSATION INTO RESTRICTED STOCK. Subject to the terms and provisions of the Plan, the Committee may, at any time and from time to time, allow (or require, as to bonuses) selected Employees or non-employee Directors to defer the payment of any portion of their fees, salary and/or annual bonuses pursuant to this Section 8.2. A Participant's deferral under this
Section 8.2 will be credited to the Participant in the form of Shares of Restricted Stock. The Committee will establish rules and procedures for the deferrals, as it deems appropriate.

         In consideration for forgoing compensation, the dollar amount deferred by a Participant may be increased by such percentage as the Committee may determine for purposes of determining the number of Shares of Restricted Stock to grant the Participant. If a Participant's compensation is deferred under this
Section 8.2, he or she will be credited, as of the date specified in the Award Agreement, with a number of Shares of Restricted Stock equal to the amount of the deferral (increased as described above) divided by the Fair Market Value of the Common Stock on that date.

         8.3 AWARD AGREEMENT. Each Restricted Stock grant will be evidenced by an Award Agreement that specifies the Restriction Periods, the number of Shares granted, and such other provisions as the Committee determines.

         8.4 NONTRANSFERABILITY OF RESTRICTED STOCK. The Restricted Stock granted herein may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution, until the end of the applicable Restriction Period as specified in the Award Agreement, or upon earlier satisfaction of any other conditions specified by the Committee in its sole discretion and set forth in the Award Agreement. All rights with respect to Restricted Stock will be available during the Participant's lifetime only to the Participant or the Participant's guardian or legal representative. The Committee may, in its discretion, require a Participant's guardian or legal representative to supply it with evidence the


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Committee deems necessary to establish the authority of the guardian or legal representative to act on behalf of the Participant.

         8.5 OTHER RESTRICTIONS. The Committee may impose such other conditions and/or restrictions on any Restricted Stock as it deems advisable and sets forth in the applicable Award Agreement including, without limitation, restrictions based upon the achievement of specific performance objectives (Company-wide, business unit, and/or individual), time-based restrictions on vesting following the attainment of the performance objectives, and/or restrictions under applicable federal or state securities laws. The Committee may provide that restrictions established under this Section 8.5 as to any given Award will lapse all at once or in installments.

         The Company may retain the certificates representing Shares of Restricted Stock in its possession until all conditions and/or restrictions applicable to the Shares have been satisfied.

         8.6 PAYMENT OF AWARDS. Except as otherwise provided in this Article 8, Shares covered by each Restricted Stock grant will become freely transferable by the Participant after the last day of the applicable Restriction Period.

         8.7 VOTING RIGHTS. The applicable Award Agreement may specify that, during the Restriction Period, Participants holding Shares of Restricted Stock may exercise full voting rights with respect to those Shares.

         8.8 DIVIDENDS AND OTHER DISTRIBUTIONS. The applicable Award Agreement may specify that, during the Restriction Period, Participants awarded Shares of Restricted Stock thereunder will be credited with regular cash dividends paid on those Shares. Dividends may be paid currently, accrued as contingent cash obligations, or converted into additional Shares of Restricted Stock, upon such terms as the Committee establishes and sets forth in the Award Agreement.

         The Committee may specify in the applicable Award Agreement, any restrictions it deems advisable to the crediting and payment of dividends and other distributions. Without limiting the generality of the preceding sentence, if the grant or vesting of Restricted Stock is designed to qualify for the Performance-Based Exception, the Committee may apply any restrictions it deems appropriate to the payment of dividends declared with respect to the Restricted Stock, so that the dividends and/or the Restricted Stock continue to be eligible for the Performance-Based Exception.

         8.9 TERMINATION OF SERVICE. Each Award Agreement will set forth the extent to which the Participant has the right to retain unvested Restricted Stock after his or her termination of Service. These terms will be determined by the Committee in its sole discretion, need not be uniform among all Awards of Restricted Stock, and may reflect, among other things, distinctions based on the reasons for termination of Service.

ARTICLE 9.  PERFORMANCE SHARES

         9.1 GRANT OF PERFORMANCE SHARES. Subject to the terms of the Plan, the Committee may grant Performance Shares to Participants in such amounts and upon such terms, and at any time and from time to time, as the Committee determines and sets forth in an Award Agreement.


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         9.2  VALUE OF PERFORMANCE SHARES. Each Performance Share will have an initial value equal to the Fair Market Value on the date of grant. The Committee will set performance objectives in its discretion that, depending on the extent to which they are met, will determine the number and/or value of Performance Shares that will be paid out to the Participant. For purposes of this Article 9, the time period during which the performance objectives must be met will be called a "PERFORMANCE PERIOD" and will be determined by the Committee in its discretion and set forth in an Award Agreement.

         9.3 EARNING OF PERFORMANCE SHARES. Subject to the terms of this Plan, after the applicable Performance Period has ended, the holder of Performance Shares will be entitled to receive payout on the number and value of Performance Shares earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding performance objectives have been achieved.

         9.4 AWARD AGREEMENT. Each grant of Performance Shares will be evidenced by an Award Agreement specifying the material terms and conditions of the Award including the form of payment of earned Performance Shares, the class of Shares to which the Award pertains, and such other provisions as the Committee determines.

         9.5 FORM AND TIMING OF PAYMENT OF PERFORMANCE SHARES. Payment of earned Performance Shares will be made as soon as practicable after the close of the applicable Performance Period, in a manner determined by the Committee in its sole discretion and set forth in an Award Agreement. The Committee will pay earned Performance Shares in the form of cash, in Shares, or in a combination of cash and Shares, as specified in the Award Agreement. Performance Shares may be paid subject to any restrictions deemed appropriate by the Committee.

         9.6 TERMINATION OF SERVICE DUE TO DEATH OR DISABILITY. Unless determined otherwise by the Committee and set forth in the Participant's Award Agreement, if a Participant's Service is terminated by reason of death or Disability during a Performance Period, the Participant will receive a prorated payout of the Performance Shares, as specified by the Committee in its discretion in the Award Agreement. Payment of earned Performance Shares will be made at a time specified by the Committee in its sole discretion and set forth in the Participant's Award Agreement.

         9.7 TERMINATION OF SERVICE FOR OTHER REASONS. If a Participant's Service terminates during a Performance Period for any reason other than death or Disability, the Participant will forfeit all Performance Shares to the Company, unless the Participant's Award Agreement provides otherwise.

         9.8 NONTRANSFERABILITY OF PERFORMANCE SHARES. Except as otherwise provided in a Participant's Award Agreement, Performance Shares may not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, except as otherwise provided in a Participant's Award Agreement, a Participant's rights under the Plan will be exercisable during the Participant's lifetime only by the Participant or Participant's guardian or legal representative. The Committee may, in its discretion, require a Participant's guardian or legal representative to supply it with evidence the


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Committee deems necessary to establish the authority of the guardian or legal representative to act on behalf of the Participant.

ARTICLE 10.  BREACH OF RESTRICTIVE COVENANTS

         An Award Agreement may provide that, notwithstanding any other provision of this Plan to the contrary, if the Participant breaches the non-compete, non-solicitation, non-disclosure or other restrictive covenants of an Award Agreement, whether during or after termination of Service, in addition to any other penalties or restrictions that may apply under any employment agreement, state law, or otherwise, the Participant will forfeit:

                  (a) any and all Awards granted or transferred to him or her under the Plan, including Awards that have become vested and exercisable;

                  (b) any and all Shares awarded or transferred to him or her under the Plan, including Awards as to which all other applicable restrictions have lapsed; and/or

                  (c) the profit the Participant has realized on the exercise of any Options, which is the difference between the Exercise Price of the Options and the applicable Fair Market Value of the Shares (the Participant may be required to repay such difference to the Company).

ARTICLE 11.  DEFERRALS

         The Committee may permit or require a Participant to defer receipt of cash or Shares that would otherwise be due to him or her by virtue of an Option or SAR exercise, the lapse or waiver of restrictions on Restricted Stock, or the satisfaction of any requirements or objectives with respect to Performance Shares. If any such deferral election is permitted or required, the Committee will, in its sole discretion, establish rules and procedures for such deferrals. Notwithstanding the foregoing, the Committee in its sole discretion may defer payment of cash or the delivery of Shares that would otherwise be due to a Participant under the Plan if payment or delivery would result in the Company's or any Company Parties' being unable to deduct compensation under Code Section 162(m). Deferral of payment or delivery by the Committee may continue until the Company Party is able to deduct the payment or delivery under the Code.

ARTICLE 12.  RIGHTS OF PARTICIPANTS

         12.1 SERVICE. Nothing in the Plan will interfere with or limit in any way the right of the Company or any Affiliate to terminate any Participant's Service at any time, or confer upon any Participant any right to continue in the Service of the Company or any Affiliate.

         12.2 PARTICIPATION. No Employee, Advisor, Director or Participant will have the right to receive an Award under this Plan, or, having received any Award, to receive a future Award.

ARTICLE 13.  AMENDMENT, MODIFICATION AND TERMINATION

         13.1 AMENDMENT, MODIFICATION AND TERMINATION. Subject to Section 13.2, the Board may at any time and from time to time, alter, amend, modify or terminate the Plan in


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whole or in part. Subject to the terms and conditions of the Plan, the Committee may modify, extend or renew outstanding Awards under the Plan, or accept the surrender of outstanding Awards (to the extent not already exercised) and grant new Awards in substitution of them (to the extent not already exercised). The Committee will not, however, modify any outstanding Incentive Stock Option so as to specify a lower Exercise Price. Notwithstanding the foregoing, no modification of an Award will, without the prior written consent of the Participant, materially impair any rights or obligations under any Award already granted under the Plan.

         13.2 ADJUSTMENT OF AWARDS UPON THE OCCURRENCE OF CERTAIN UNUSUAL OR NONRECURRING EVENTS. In recognition of unusual or nonrecurring events (including, without limitation, the events described in Section 4.3) affecting the Company or its financial statements, or in recognition of changes in applicable laws, regulations, or accounting principles, and, whenever the Committee determines that adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, the Committee may, using reasonable care, make adjustments in the terms and conditions of, and the criteria included in, Awards. In case of an Award designed to qualify for the Performance-Based Exception, the Committee will take care not to make an adjustment that would disqualify the Award.

         13.3 COMPLIANCE WITH CODE SECTION 162(m). Awards will comply with the requirements of Code Section 162(m), unless the Committee determines that such compliance is not desired with respect to an Award available for grant under the Plan. In addition, if changes are made to Code Section 162(m) to permit greater flexibility as to any Award available under the Plan, the Committee may, subject to this Article 13, make any adjustments it deems appropriate.

ARTICLE 14.  WITHHOLDING

         14.1 TAX WITHHOLDING. The Company will have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount (either in cash or Shares) sufficient to satisfy federal, state, and local taxes, domestic or foreign, required by law or regulation to be withheld with respect to any taxable event arising under this Plan. Each Award Agreement will specify whether reload options will be granted in connection with payment of tax withholding by tendering Shares owned by the Participant.

         14.2 SHARE WITHHOLDING. With respect to withholding required upon the exercise of Options or SARs, upon the lapse of restrictions on Restricted Stock, or upon any other taxable event arising as a result of Awards granted hereunder, the Company may satisfy the minimum withholding requirement for supplemental wages, in whole or in part, by withholding Shares having a Fair Market Value (determined on the date the Participant recognizes taxable income on the Award) equal to the withholding tax required to be collected on the transaction. The Participant may elect, subject to the approval of the Committee, to deliver the necessary funds to satisfy the withholding obligation to the Company, in which case there will be no reduction in the Shares otherwise distributable to the Participant.


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ARTICLE 15.  SUCCESSORS

         All obligations of the Company under the Plan or any Award Agreement will be binding on any successor to the Company, whether the existence of the successor results from a direct or indirect purchase of all or substantially all of the Company's Shares, or a merger, consolidation, or otherwise.

ARTICLE 16.  LEGAL CONSTRUCTION

         16.1 NUMBER. Except where otherwise indicated by the context, any plural term used in this Plan includes the singular and a singular term includes the plural.

         16.2 SEVERABILITY. If any provision of the Plan is held illegal or invalid for any reason, the illegality or invalidity will not affect the remaining parts of the Plan, and the Plan will be construed and enforced as if the illegal or invalid provision had not been included.

         16.3 REQUIREMENTS OF LAW. The granting of Awards and the issuance of Shares and/or cash payouts under the Plan will be subject to all applicable laws, rules, and regulations, and to any approvals by governmental agencies or national securities exchanges as may be required.

         16.4 SECURITIES LAW COMPLIANCE. As to any individual who is, on the relevant date, an officer, director or ten percent beneficial owner of any class of the Company's equity securities that is registered pursuant to Section 12 of the Exchange Act, all as defined under Section 16 of the Exchange Act, transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3 under the Exchange Act, or any successor rule. To the extent any provision of the Plan or action by the Committee (or a designated officer pursuant to Section 3.4) fails to so comply, it will be deemed null and void, to the extent permitted by law and deemed advisable by the Committee.

         16.5 AWARDS TO FOREIGN NATIONALS AND EMPLOYEES OUTSIDE THE UNITED STATES. To the extent the Committee deems it necessary, appropriate or desirable to comply with foreign law of practice and to further the purposes of this Plan, the Committee may, without amending the Plan, (i) establish rules applicable to Awards granted to Participants who are foreign nationals, are employed outside the United States, or both, including rules that differ from those set forth in this Plan, and (ii) grant Awards to such Participants in accordance with those rules.

         16.6 UNFUNDED STATUS OF THE PLAN. The Plan is intended to constitute an "unfunded" plan for incentive and deferred compensation. With respect to any payments or deliveries of Shares not yet made to a Participant by the Company, the Participant's rights are no greater than those of a general creditor of the Company. The Committee may authorize the establishment of trusts or other arrangements to meet the obligations created under the Plan, so long as the arrangement does not cause the Plan to lose its legal status as an unfunded plan.

         16.7 GOVERNING LAW. To the extent not preempted by federal law, the Plan and all agreements hereunder will be construed and enforced in accordance with and governed by the laws of the State of Delaware, without giving effect to its conflict of laws principles.


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         16.8  NON-EXCLUSIVITY OF PLAN. Nothing in this Plan will limit or be deemed to limit the authority of the Board or the Committee to grant awards or authorize any other compensation, with or without reference to the Common Stock, under any other plan or authority.

         16.9 NO RESTRICTION ON COMPANY POWERS. The existence of this Plan, the Award Agreements, and the Awards granted hereunder, shall not limit, affect or restrict in any way the right or power of the Board or the stockholders of the Company to make or authorize: (a) any adjustment, recapitalization, reorganization or other change in the Company's or any Affiliate's capital structure or its business; (b) any merger, amalgamation, consolidation or change in the ownership of the Company or any Affiliate; (c) any issue of bonds, debentures, capital, preferred or prior preference stocks ahead of or affecting the Company's capital stock or the rights thereof; (d) any dissolution or liquidation of the Company or any Affiliate; (e) any sale or transfer of all or any part of the Company's or any Affiliate's assets or business; or (f) any other corporate act or proceeding by the Company or any Affiliate. No Participant, Designated Beneficiary or any other Person shall have any claim under any Award or Award Agreement against any member of the Board or the Committee, or the Company or any employees, officers or agents of the Company or any Affiliate, as a result of any such action.


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